Exhibit 99.1

Press Release

SOURCE:   Travelzoo Inc.

Travelzoo Completes Merger Into New Delaware Corporation

MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)--Aug. 15, 2002--Travelzoo Inc., an Internet media company that publishes the Travelzoo® website (http://www.travelzoo.com) and the Travelzoo Top 20(TM) e-mail newsletter, today announced that the merger of Travelzoo.com Corporation with and into a newly formed Delaware corporation, Travelzoo Inc., has been completed.

Each share of Travelzoo.com Corporation has been converted into the right to receive one share of common stock of Travelzoo Inc. as described in the prospectus and proxy statement dated February 14, 2002.

The merger was approved by the stockholders of both companies on March 15, 2002.

Travelzoo Inc. is the exchange agent. Stockholders of Travelzoo.com Corporation who do not otherwise receive notification of completion of the merger are asked to visit http://www.travelzoo.com/delaware for information on how to receive their shares in Travelzoo Inc.

About Travelzoo

Travelzoo Inc. publishes the Travelzoo® website and the Travelzoo Top 20(TM) e-mail newsletter, which inform Internet users about sales, specials, and promotions from 180+ travel companies. Travelzoo reaches 4.2 million users per month (Media Metrix, 5/2002). Advertisers include Alamo Rent-a-Car, American Airlines, America West Vacations, Budget Rent A Car, Delta Air Lines, Expedia.com, France Vacations, JetBlue Airways, Marriott, Park Place Entertainment, Starwood, Pleasant Holidays, Travelocity.com and Wyndham Hotels & Resorts.

Certain statements contained in this press release that are not historical facts may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect,” “predict,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “seek” and similar expressions are generally intended to identify forward looking statements. Because these forward looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contact:

Travelzoo Inc. Dana Carmel, 650/943-2425 (Media) dcarmel@travelzoo.com